UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2006

RACKABLE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1933 Milmont Drive

Milpitas, CA 95035

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 240-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

Rackable Systems Completes Acquisition of Terrascale Technologies

On September 8, 2006, Rackable Systems, Inc. (“Rackable”), a Delaware corporation, completed its previously announced acquisition of privately-held Terrascale Technologies Inc., a Canadian corporation (“Terrascale”) pursuant to the terms of a Share Purchase Agreement dated August 29, 2006 (the “Agreement”) by and among: Rackable; Rackable Systems Canada Acquisition ULC, an Alberta unlimited liability company indirectly wholly-owned by Rackable (“Rackable Canada”), Terrascale and all of the shareholders and other stakeholders of Terrascale, each of which is identified on Schedule A to the Agreement.

Under the terms of the Agreement, Rackable Canada acquired all of the outstanding capital stock of Terrascale and Terrascale became a wholly-owned subsidiary of Rackable Canada.

The purchase price paid in the acquisition was approximately $38.0 million in cash, approximately $8.0 of which will be paid to Terrascale employees quarterly over the next two years provided that they remain employees of Rackable or Terrascale, and approximately $3.7 million of which will be held back for a period of 18 months following the closing to satisfy indemnification claims that may be made by Rackable. Rackable will also issue to Terrascale employees that will continue to be employed by Terrascale or Rackable following the closing stock options to purchase Rackable’s common stock in exchange for the stock options to purchase Terrascale common stock held by these employees at the closing.

For a period of six months following the closing, Rackable also has the option to retain the rights to a technology known as Distributed Parity Engine by paying an additional $9 million of cash consideration to the stockholders of Terrascale, and Rackable will be conducting further due diligence to research the applicability of this technology. If Rackable determines not to exercise this option, then the technology known as Distributed Parity Engine will be transferred to an entity that would be formed by the then-former Terrascale stakeholders.

The press release announcing the closing of the acquisition, dated September 11, 2006, is filed as Exhibit 99.1 hereto.

The Agreement is incorporated by reference as Exhibit 2.1 hereto, and the above description of the material terms of the Agreement is qualified in its entirety to the Agreement as filed.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(d)	Exhibits

Exhibit Number	Description
2.1*	Share Purchase Agreement dated as of August 29, 2006, by and among Rackable Systems, Inc., Rackable Systems Canada Acquisition ULC, Terrascale Technologies Inc. and the other parties identified on Schedule A thereto.

99.1	Press Release dated September 11, 2006.

*	Previously filed as an exhibit to Rackable Systems’ Current Report on Form 8-K filed on August 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RACKABLE SYSTEMS, INC.

Dated: September 12, 2006	By:	/s/ William P. Garvey
William P. Garvey
General Counsel and Vice President, Corporate Development

EXHIBIT INDEX

Exhibit Number	Description
2.1*	Share Purchase Agreement dated as of August 29, 2006, by and among Rackable Systems, Inc., Rackable Systems Canada Acquisition ULC, Terrascale Technologies Inc. and the other parties identified on Schedule A thereto.

99.1	Press Release dated September 11, 2006.

*	Previously filed as an exhibit to Rackable Systems’ Current Report on Form 8-K filed on August 30, 2006.